Exhibit 99.6

MASTERCRAFT BOAT HOLDINGS INC.
P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

MasterCraft Boat Holdings, Inc.

Special Meeting of Stockholders

Special Meeting to be held on____, 2026 at____via the Internet - please visit www.proxydocs.com/MCFT for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY:

Internet:
www.proxypush.com/MCFT
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-855-962-4263
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/MCFT

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the notice of a special meeting of stockholders of MasterCraft Boat Holdings, Inc. ("MasterCraft") scheduled to be convened virtually on _____, 2026 (the "Special Meeting") and appoints Bradley M. Nelson and W. Scott Kent, and each of them, each with full power to act alone as the true and lawful attorneys and proxies of the undersigned, with full power of substitution and resubstitution, and authorizes them, and each of them individually, to represent and to vote all the shares of capital stock of MasterCraft, which the undersigned is entitled to vote at the Special Meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Special Meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof and revoking any proxy heretofore given to any person with respect to the Special Meeting or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE ATTORNEYS AND PROXIES (OR THEIR SUBSTITUTES) WILL BE AUTHORIZED TO VOTE THE SHARES, AND THE SHARES WILL BE VOTED, "FOR" PROPOSALS 1 AND 2.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The attorneys and proxies (or their substitutes) cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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MASTERCRAFT BOAT HOLDINGS INC.

MasterCraft Boat Holdings, Inc. Special Meeting of Stockholders

Please make your marks like this: ☒

The Board of Directors recommends a vote FOR proposals 1 and 2.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN	
1.	To approve the issuance of MasterCraft common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of February 5, 2026, as may be amended from time to time, by and among MasterCraft, Marine Products Corporation, Titan Merger Sub 1, Inc., and Titan Merger Sub 2, LLC.	☐	☐	☐	**FOR**
2.	To adjourn the MasterCraft special meeting from time to time, if deemed by the chairperson of the Special Meeting to be necessary or appropriate, including to solicit additional proxies in the event there are not sufficient votes at the time of the MasterCraft special meeting to approve the share issuance proposal.	☐	☐	☐	**FOR**

You must register to attend the meeting online and/or participate at www.proxydocs.com/MCFT

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________